Exhibit 99.1

For Immediate Release

November 14, 2014

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock Announces Executive Management Changes

Chaney to retire; Hairston appointed President and CEO

GULFPORT, Miss. (November 14, 2014) — Hancock Holding Company’s (Nasdaq: HBHC) Board of Directors today announced they have accepted the retirement and resignation of President and CEO Carl J. Chaney. The Board is also announcing the appointment of John M. Hairston, current CEO and Chief Operating Officer, to the role of President and CEO.

“The dual CEO role has been a key factor in the company’s succession planning process, and over the years, both Carl and John’s vision and strategic leadership have helped shape Hancock,” said James B. Estabrook, Jr., Chairman of the Board. “Now that the merger, integration and strategic direction of the new company are successfully completed, Carl has decided the time is right for him to meet his personal goal of early retirement, and permit Hancock to move towards a more streamlined executive structure that eliminates the dual CEO role and brings us in line with our peers. The Board would like to thank Carl for his commitment and dedication to Hancock for the past 17 years. We wish him and his family the best in the future.”

John M. Hairston was named Chief Executive Officer of the company in 2006 and then CEO and Chief Operating Officer in 2008. He served as EVP and Chief Operations Officer from 1994 to 2006.

“I look forward to capitalizing on the positive momentum our company has enjoyed over the past several quarters,” said Hairston, “and we will continue to aggressively execute the initiatives in the company’s current strategic plan under streamlined executive management. Our near-term outlook remains the same, and any future plans and decisions will be designed and implemented with the ultimate goal of continuing to enhance shareholder value and achieving our strategic goals.”

In order to continue streamlining its processes and organization, and successfully achieve its efficiency goals, the company will operate with a single CEO going forward. Additionally, D. Shane Loper will assume the role of Chief Operating Officer from John Hairston. Loper is currently the company’s Chief Administrative Officer and is a 23-year veteran of Hancock. He has served in multiple executive capacities, including leading the company’s recovery from the effects of Hurricane Katrina, completing various merger integrations, and the more recently published success in leading CV-5950, the company’s expense and efficiency initiative.

Joseph S. Exnicios will assume the role of Whitney Bank President from Carl Chaney. Exnicios joined Whitney National Bank in 1978, and previously served as that organization’s Chief Risk Officer and as an executive in the Commercial and Corporate Banking line of business. Exnicios is a highly-respected leader in the New Orleans community and is active in many local business and civic organizations. He currently is the President of the company’s Corporate Bank.

Michael M. Achary will continue as the Company’s Chief Financial Officer, a role he has held since 2007. Achary joined Hancock in 2000.

All management changes are effective immediately, except Mr. Chaney will retain the title of Chief Executive Officer and Holding Company director until his effective retirement date of December 31, 2014.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

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